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                                                                   Exhibit 23(b)


                      Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-4 of Shawmut National Corporation of our report dated August 10, 1993 relating to the consolidated financial statements of New Dartmouth Bank, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse
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PRICE WATERHOUSE
Boston, Massachusetts
January 14, 1994